Exhibit 10.5

AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS

This AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS (this “Amendment”), dated as of May 24, 2021, by and between GROM SOCIAL ENTERPRISES, Inc., a Florida corporation (the “Company”), and EMA FINANCIAL, LLC, a Delaware limited liability company (the “Lender”). Each of the Company and the Lender shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and the Lender entered into a Securities Purchase Agreement, dated as of November 30, 2020 (as amended as of December 17, 2020, the “Securities Purchase Agreement”), pursuant to which the Company issued to the Lender a convertible promissory note (the “Note”) and a warrant to purchase shares of the Company’s common stock (the “Warrant” and, together with the Securities Purchase Agreement, the Note, and certain other transaction documents entered into by the Parties in connection with the transaction, the “Transaction Documents”); and

WHEREAS, the Parties desire to amend certain terms of the Transaction Documents, as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1.         Capitalized Terms. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Transaction Documents.

2.         Amendment to Warrant. The Warrant due to be issued to the Lender will not include full-ratchet anti-dilution provisions.

3.         Amendment to Note. In order to remove the variable conversion rate from the Note, Section 1.2(a) of the Note (as well as the applicable provisions in the other Transaction Documents, if any) is hereby deleted in its entirely and replaced with the following:

“1.2. Conversion Price.

a)       Calculation of Conversion Price. The conversion price hereunder (the “Conversion Price”) per share shall equal to $0.04 per share of Common Stock (the “Fixed Price”). So long as the requested sale may be made pursuant to Rule 144 as promulgated by the SEC (“Rule 144”), Section 4(a)(1) of the Securities Act (“Section 4(a)(1)”), or other applicable exemption, the Company agrees to accept an opinion of counsel to the Holder confirming the rights of the Holder to sell shares of Common Stock issuable or issued to Holder on conversion of this Note, or at the Holder’s option, Company shall immediately and without delay provide an opinion of counsel to the Holder confirming the rights of the Holder to sell shares of Common Stock pursuant to Rule 144, Section 4(a)(1), or other applicable exemption, as applicable, which opinion will be issued at the Company’s expense. In addition, the Holder shall be entitled to deduct $600.00 from the conversion amount in each Notice of Conversion to cover Holder’s legal fees associated with each Notice of Conversion.”

The related provisions in any of the other Transaction Documents, if any, shall be amended accordingly.

4.         Full Force and Effect. Except as herein amended, the Transaction Documents shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Transaction Documents to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Transaction Documents, as amended by this Amendment.

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5.         Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

6.         Effectiveness Deadline. Unless, prior to May 28, 2021 the Company has received substantially similar amendments from all other holders of convertible securities adjusting the variable rate conversion price to a fixed price of $0.04 or greater per share then this Agreement shall be null and void.

7.         Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one Party to the other may be made by physical or electronic transmission to the applicable address and email address set forth in the Transaction Documents.

8.         Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

9.         Governing Law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Transaction Documents shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Transaction Documents to be duly executed as of the day and year first above written.

GROM SOCIAL ENTERPRISES, INC.

By:	/s/ Darren Marks
Name: Darren Marks
Title: Chairman & CEO

EMA FINANCIAL, LLC

By:	/s/ Felicia Preston
Name: Felicia Preston
Title: Director

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